Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Mark Spencer

Burson-Marsteller

312-596-3628

iPCS, INC., A WIRELESS AFFILIATE OF SPRINT, REPORTS FINANCIAL
AND OPERATING RESULTS FOR THE QUARTER ENDED DECEMBER 31, 2004

SCHAUMBURG, IL, FEBRUARY 7, 2005 – iPCS, Inc. (Pink Sheets: “IPCX”), a wireless Affiliate of Sprint, today reported financial and operating results for the quarter ended December 31, 2004.  iPCS owns and operates the Sprint nationwide wireless network in 40 markets in four Midwestern states.

Highlights for the Quarter:

•                  Total revenues of approximately $56.0 million

•                  Net loss of approximately $7.7 million or $0.83 per share

•                  Adjusted EBITDA of approximately $8.7 million

•                  Capital expenditures of approximately $5.8 million

•                  Subscriber Activity Results:

•                  Gross activations of approximately 32,900

•                  Net additions of approximately 8,600

•                  Monthly churn, net of 30 day deactivations, of 2.9%

•                  Ending subscribers of approximately 249,200

“The results reflect the continuation of our efforts to grow our distribution channels and subscriber base in 2005 and beyond,” said Timothy M. Yager, President and Chief Executive Officer of the Company.  “During the quarter, we added three new retail stores and ended the calendar year with 15 stores.   In addition, we increased the number of co-branded dealers and expanded our sales organization to better coordinate activities with our independent and national third party channels.  Lastly, the growth of our wholesale business was very strong and we look to continued success with our partners.  We  remain excited about our business and the opportunities to increase value for all of our stakeholders in 2005.”

iPCS has scheduled a conference call on Tuesday, February 8, 2005, at 9:00 a.m. Eastern Time (8:00 a.m. Central Time).  To listen to the call, dial 1-800-510-0178 at least five minutes before the conference call begins using a pass code of 87370191.  Those calling in from international locations should dial 1-617-614-3450 and use the same pass code.  A replay of the call will be available at 1:00 p.m. Eastern Time February 8, 2005.  To access the replay, dial 1-888-286-8010 using a pass code of 74515436.  To access the replay from international locations, dial 1-617-801-6888 and use the same pass code.  The call will also be webcast and can be accessed at the Investor Relations page of the iPCS website at www.ipcswirelessinc.com.  Replay of the webcast and the call will be available through midnight on February 15, 2005.

Upon emergence from Chapter 11 bankruptcy on July 20, 2004, the Company applied fresh-start accounting effective as of July 2, 2004.  As a result, the reported historical financial statements of the Company for periods prior to July 2, 2004 are not comparable to those of the Company for periods ending after July 2, 2004.  Activity of the Company for any periods after July 2, 2004 is included in the post-bankruptcy, or “Successor Company” financial statements.  Activity of the Company for periods prior to July 2, 2004 is included in the pre-bankruptcy, or “Predecessor Company” financial statements.  In accordance with generally accepted accounting principles, the reported historical financial statements of the Predecessor Company for periods ending prior to July 2, 2004 cannot be added to those of the Successor Company.

About iPCS, Inc.

iPCS is the wireless Affiliate of Sprint with the exclusive right to sell wireless mobility communications, network products and services under the Sprint brand in 40 markets in Illinois, Michigan, Iowa and eastern Nebraska with approximately 7.8 million residents.  The territory includes key markets such as Grand Rapids, Michigan, Champaign-Urbana and Springfield, Illinois, and the Quad Cities of Illinois and Iowa.  iPCS is headquartered in Schaumburg, Illinois.  For more information, please visit our website at www.ipcswirelessinc.com.

About Sprint

Sprint offers an extensive range of innovative communication products and solutions, including global IP, wireless, local and multiproduct bundles.  A Fortune 100 company with more than $27 billion in annual revenues in 2004, Sprint is widely recognized for developing, engineering and deploying state-of-the-art network technologies, including the United States’ first nationwide all-digital, fiber-optic network; an award-winning Tier 1 Internet backbone; and one of  the largest 100-percent digital, nationwide wireless networks in the United States.  For more information, visit www.sprint.com/mr.

Definitions of Operating and Non-GAAP Financial Measures

iPCS provides readers financial measures calculated using generally accepted accounting principles (“GAAP”) and using adjustments to GAAP (“Non-GAAP”).  These financial measures reflect conventions or standard measures of liquidity, profitability or performance commonly used by the investment community in the telecommunications industry for comparability purposes.

The Non-GAAP financial measures used in this release include the following:

•            EBITDA represents earnings before interest, taxes, depreciation and amortization, and Adjusted EBITDA represents EBITDA as adjusted for reorganization costs, cancellation of debt income, gain or loss on the disposition of property and equipment and non-cash stock compensation expense.  Adjusted EBITDA is a measure used by the investment community in the telecommunications industry for comparability and is not intended to represent the results of our operations in accordance with GAAP.

•            ARPU, or average revenue per user, is a measure of the average monthly subscriber revenue earned for subscribers based in our territory, excluding roaming revenue.  This measure is calculated by dividing subscriber revenues in our consolidated statement of operations by the number of our average monthly subscribers during the period divided by the number of months in the period.

•            CCPU, or cash cost per user, is a measure of the costs to operate our business on a per subscriber basis consisting of costs of service and operations, general and administrative expenses in our consolidated statement of operations, plus handset subsidies on equipment sold to existing subscribers, less reorganization costs.

These costs are divided by average monthly subscribers in our territory during the period divided by the number of months in the period to calculate CCPU.

•            CPGA, or cost per gross addition, is used to measure the average cost we incur to add a new subscriber in our territory.  Costs we incur in calculating this measure include handset subsidies on new subscriber activations, commissions, rebates and other selling and marketing costs.  We calculate CPGA by dividing (a) the sum of cost of products sold and selling and marketing costs associated with transactions with new subscribers during the measurement period, less product sales revenues associated with transactions with new subscribers during the measurement period, by (b) the total number of subscribers activated in our territory during the period.

•            Average monthly churn is used to measure the rate at which subscribers based in our territory deactivate service on a voluntary or involuntary basis.  We calculate average monthly churn based on the number of subscribers deactivated during the period (net of transfers out of our territory and those who deactivated within 30 days of activation) as a percentage of our average monthly subscriber base during the period divided by the number of months during the period.

•            Licensed POPs represent the number of residents in our territory in which we have an exclusive right to provide wireless mobility communications services under the Sprint brand name.  The number of residents located in our territory does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

•            Covered POPs represent the number of residents covered by our portion of the wireless network of Sprint in our territory.  The number of residents covered by our network does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements that are based on management’s current expectations, beliefs, estimates, forecasts and projections about iPCS and the wireless industry. Words such as “expects,” “anticipates,”  “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. The following factors, among others, could cause actual results to differ:  dependence on affiliation with Sprint; the effect of fresh start accounting; the final resolution of any remaining claims to be paid in cash as a result of the bankruptcy filing; the timing and ultimate completion of any tower sales; the competitive nature of the wireless market; the potential of mergers and acquisitions or territory expansions; changes in Sprint’s affiliate strategy as a result of the proposed merger with Nextel or any other business combination; the potential to experience a high rate of customer turnover; management’s ability to predict future customer growth, as well as other key operating metrics; the competitiveness and impact of Sprint pricing plans, products and services; the ability to successfully leverage 3G products and services; customer credit quality; the ability of Sprint to provide back office, customer care and other services; consumer purchasing patterns; potential fluctuations in quarterly results; an adequate supply of subscriber equipment; risks related to our ability to compete with larger, more established businesses; rapid technological and market change; risks related to future growth and expansion; rates of  penetration in the wireless industry; and adequacy of bad debt and other reserves.

For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from any forward-looking statements, please refer to iPCS’ filings with the Securities and Exchange Commission (the “SEC”), particularly the 2004 Annual Report on Form 10-K and in any subsequent filings with the SEC. Investors and analysts should not place undue reliance on forward-looking statements.  The forward-looking statements in this news release speak only as of the date hereof and, except as otherwise required under federal securities laws and the rules and regulations of the SEC, iPCS does not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Tables to Follow:

iPCS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(Dollars in thousands, except per share amounts)

	Successor Company	Successor Company
	December 31,	September 30,
	2004	2004

Assets
Current Assets:
Cash and cash equivalents	$59,958	$57,760
Accounts receivable, net of allowance for doubtful accounts of $2,034 and $1,217, respectively	14,184	14,772
Receivable from Sprint	12,640	13,264
Inventories, net of reserves for excess/obsolescence of $87 and $50, respectively	1,657	1,310
Prepaid expenses	3,419	3,127
Other current assets	98	21
Total current assets	91,956	90,254
Property and equipment, net	119,818	134,931
Financing costs	6,534	6,497
Customer activation costs	628	451
Intangible assets, net of accumulated amortization of $6,099 and $3,051, respectively	75,813	78,861
Other assets	1,147	1,314
Total assets	$295,896	$312,308

Liabilities and Stockholders’ Equity (Deficiency)
Current Liabilities:
Accounts payable	$3,894	$2,742
Accrued expenses	13,853	20,880
Payable to Sprint	22,626	24,404
Deferred revenue	5,886	5,764
Current maturities of long-term debt and capital lease obligations	8	7
Total current liabilities	46,267	53,797
Customer activation fee revenue	628	451
Other long-term liabilities	2,251	3,614
Long-term debt and capital lease obligations, excluding current maturities	165,397	165,400
Total liabilities	214,543	223,262

Commitments and contingencies	—	—

Stockholders’ Equity (Deficiency):
Perferred stock, par value $.01 per share; 25,000,000 shares authorized; none issued	—	—
Common stock, par value $.01 per share; 75,000,000 shares authorized, 8,744,164 shares issued and outstanding	87	87
Additional paid-in-capital	95,275	95,275
Unearned compensation	(317)	(340)
Accumulated deficiency	(13,692)	(5,976)
Total stockholders’ equity	81,353	89,046
Total liabilities and stockholders’ equity	$295,896	$312,308

iPCS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(Dollars in thousands, except per share amount)

	Successor Company	Predecessor Company
	For the Three Months Ended December 31, 2004	For the Three Months Ended December 31, 2003

Revenues:
Service revenue	$38,585	$34,628
Roaming revenue	15,748	12,080
Equipment and other	1,664	1,352
Total revenues	55,997	48,060
Operating Expenses:
Cost of service and roaming (exclusive of depreciation, as shown separately below)	(29,602)	(28,470)
Cost of equipment	(5,720)	(5,063)
Selling and marketing	(10,026)	(6,162)
General and administrative	(1,993)	(904)
Reorganization expense	—	(1,788)
Non-cash stock compensation expense	(23)	—
Depreciation	(8,459)	(9,525)
Amortization of intangible assets	(3,048)	—
Gain (loss) on disposal of property and equipment	(13)	2
Total operating expenses	(58,884)	(51,910)
Operating loss	(2,887)	(3,850)
Interest income	137	27
Interest expense	(4,974)	(2,329)
Other income	8	2
Net loss	$(7,716)	$(6,150)

Basic and diluted loss per share of common stock
Loss available to common stockholders	$(0.83)	n/a

Weighted average common shares outstanding	9,269,166	n/a

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

(In thousands)

	Successor Company	Predecessor Company
	For the Three Months Ended December 31, 2004	For the Three Months Ended December 31, 2003
Net loss	$(7,716)	$(6,150)
Net interest expense	4,837	2,302
Depreciation and amortization	11,507	9,525
EBITDA	8,628	5,677
Non-cash stock compensation expense	23	—
Reorganization expense	—	1,788
(Gain) loss on disposition of property and equipment	13	(2)
Adjusted EBITDA	$8,664	$7,463

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

Summary of Operating Statistics

	Successor Company	Successor Company	Predecessor Company
	For the Three Months Ended December 31, 2004	For the Period from July 2, 2004 through September 30, 2004	For the Three Months Ended December 31, 2003

Subscribers
Gross Additions	32,900	30,300	22,600
Net Additions	8,600	7,500	400
Total Customers	249,200	240,500	220,500
Churn	2.9%	2.9%	3.0%

Average Revenue Per User, Monthly
Including Roaming	$74	$76	$71
Without Roaming	$53	$53	$53

Cash Cost Per User, Monthly
Including Roaming	$44	$45	$46
Without Roaming	$31	$31	$35

Cost Per Gross Addition	$406	$368	$395

Licensed Pops (Millions)	7.8	7.8	7.6
Covered Pops (Millions)	5.9	5.9	5.9
Cell Sites	672	669	651

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

Reconciliation of Non-GAAP Financial Measures

	Successor Company	Successor Company	Predecessor Company
	For the Three Months Ended December 31, 2004	For the Period from July 2, 2004 through September 30, 2004	For the Three Months Ended December 31, 2003

ARPU
Service revenue	$38,585	$37,909	$34,628
Roaming revenue	15,748	15,829	12,080
Total service revenue	$54,333	53,738	$46,708
Average subscribers	244,276	236,505	219,288
Average revenue per user including roaming, monthly	$74	$76	$71
Average revenue per user without roaming, monthly	$53	$53	$53

CCPU
Cost of service and roaming	$29,602	$29,082	$28,470
less: Activation costs included in cost of service and roaming	177	471	(466)
plus: General and administrative expenses	1,993	1,705	904
less: Retail equipment upgrade revenue	(468)	(289)	(296)
plus: Retail equipment cost of upgrades	1,107	756	1,848
Total cash costs including roaming	$32,411	$31,725	$30,460
less: Roaming expense	(9,839)	(9,645)	(7,404)
Total cash costs without roaming	$22,572	$22,080	$23,056
Average subscribers	244,276	236,505	219,288
Cash cost per user, monthly	$44	$45	$46
Cash cost per user without roaming, monthly	$31	$31	$35

CPGA
Selling and marketing	$10,026	$7,996	$6,162
plus: Activation costs included in cost of service and roaming	(177)	(471)	466
less: Equipment revenue, net of upgrade revenue	(1,092)	(1,193)	(920)
plus: Cost of equipment, net of cost of upgrades	4,613	4,828	3,215
Total costs of acquisition	$13,370	$11,160	$8,923
Gross adds	32,905	30,307	22,588
Cost per gross add	$406	$368	$395

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